Exhibit 99.1

           INNOTRAC CORPORATION ANNOUNCES 2005 SECOND QUARTER RESULTS

     ATLANTA, Aug. 8 /PRNewswire-FirstCall/ -- Innotrac Corporation (Nasdaq:
INOC) announced financial results today for the second quarter and six months ended June 30, 2005. The Company reported revenues of $18.9 million for the quarter versus $19.8 million reported in the comparable period in 2004, a decrease of 4.4%. For the six months ended June 30, 2005, the Company reported revenues of $38.2 million compared to $39.8 million for the same period in 2004, a decrease of 4.1%. The decrease for both the three and six month periods was primarily attributable to reduced revenue from our telecommunications vertical as a result of the conclusion of two programs for a major client. This was offset by increased revenues from our direct marketing and retail/catalog verticals resulting from the addition of several new clients generating revenues in excess of those lost from the termination of services for Tactica International, Inc. and Martha Stewart Living Omnimedia.

     The Company reported a net loss of $619,000, or $0.05 per share, for the three months ended June 30, 2005, versus net income of $225,000, or $0.02 per share, in the comparable period of 2004. For the six months ended June 30, 2005, the Company reported a loss of $907,000, or $0.07, per share compared to net income of $452,000, or $0.04 per share, for the same period in 2004. The Company generated $2.4 million in cash flows from operations for the first six months of 2005.

     "We are working hard on replacing the lost revenues with profitable new business. As we continue to do this, we should see marked improvements in our bottom line. In addition, we continue to generate cash from operations and keep our balance sheet strong," stated Scott D. Dorfman, President and Chief Executive Officer.

     Conference Call
     Innotrac Corporation will hold a conference call to discuss this release this evening, August 8, 2005 at 5:00 PM Eastern Daylight Time. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID:
7829146) or by logging on to http://www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available at the same Web address. Additionally, audio playback will be available at 1-800-642-1687 (Conference ID: 7829146).

     About Innotrac
     Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and two call centers in six cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, http://www.innotrac.com.

     Information contained in this press release, other than historical information, may be considered forward-looking in nature. Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2004 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                Three Months Ended              Six Months Ended
                                                     June 30,                       June 30,
                                                   (Unaudited)                     (Audited)
                                           ----------------------------   ----------------------------
                                               2005            2004           2005            2004
                                           ------------    ------------   ------------    ------------
Revenues                                   $     18,943    $     19,807   $     38,181    $     39,802
Cost of revenues                                  9,680           8,977         19,633          17,915
    Gross profit                                  9,263          10,830         18,548          21,887
Operating expenses:
    Selling, general and
        administrative expenses                   8,632           9,158         16,886          18,642
    Depreciation and amortization                 1,208           1,370          2,460           2,622
        Total operating expenses                  9,840          10,528         19,346          21,264
Operating (loss) income                            (577)            302           (798)            623
    Interest expense                                 42              77            109             171
    Other                                             -               -              -               -
        Total other expense                          42              77            109             171
(Loss) income before income taxes                  (619)            225           (907)            452
    Income tax (benefit)                              -               -              -               -
Net (loss) income                          $       (619)   $        225   $       (907)   $        452

Earnings per share:
    Basic                                  $      (0.05)   $       0.02   $      (0.07)   $       0.04
    Diluted                                $      (0.05)   $       0.02   $      (0.07)   $       0.04

Weighted average shares
 outstanding:
    Basic                                        12,222          11,731         12,111          11,748
    Diluted                                      12,222          12,316         12,111          12,501

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

                              INNOTRAC CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                  June 30,     December 31,
                                                    2005           2004
                                                  (Audited)      (Audited)
                                                ------------   ------------
                   ASSETS
Current Assets:
     Cash                                       $      1,323   $      1,377
     Accounts receivable (net of
     allowance for doubtful accounts of
     $1,196 at June 30, 2005 and $1,624
     at December 31, 2004)                            17,877         18,405
     Inventory                                         2,753          2,662
     Prepaid expenses and other                        1,961          1,986
           Total current assets                       23,914         24,430

Property and equipment, net                           10,742         12,499
Goodwill                                              25,169         25,169
Other assets, net                                      1,150          1,275

           Total assets                         $     60,975   $     63,373

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                           $      6,317   $      6,023
     Accrued expenses and other                        2,706          2,630
     Line of credit                                        -          3,063
           Total current liabilities                   9,023         11,716

Noncurrent Liabilities:
     Other non-current liabilities                     1,037          1,098
           Total noncurrent liabilities                1,037          1,098

           Total shareholders' equity                 50,915         50,559

           Total liabilities and
            shareholders' equity                $     60,975   $     63,373

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                                Three Months Ended               Six Months Ended
                                                     June 30,                        June 30,
                                                   (Unaudited)                     (Unaudited)
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                          $       (619)   $        225    $       (907)   $        452
Adjustments to net loss:
   Depreciation and amortization                  1,208           1,370           2,460           2,622
   Loss on disposal of fixed assets                   -             100               -             100
   Amortization of deferred
    compensation                                      -              18               -              51
   Changes in working capital:
      Accounts receivable, net                     (294)           (524)            527          (1,198)
      Inventory                                     674           1,296             (91)          5,899
      Prepaid assets and other                     (284)           (494)             31            (927)
      Accounts payable, accrued
       expenses and other                           (72)            563             344             866
   Cash provided by operating
    activities                                      613           2,554           2,364           7,865

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                               (294)           (729)           (583)         (1,317)
   Cash (used in) investing
    activities                                     (294)           (729)           (583)         (1,317)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) under line of credit            (2,194)         (2,031)         (3,063)         (7,717)
(Payment) of capital lease obligation               (18)            (20)            (36)            (39)
Loan fees paid                                        -             (15)              -             (15)
Exercise of employee stock options                1,006             235           1,264             643
Stock reacquired to settle employee
 stock bonus withholding
   tax obligation                                     -               -               -            (286)
   Cash (used in) provided by
    financing activities                         (1,206)         (1,831)         (1,835)         (7,414)

Net increase (decrease) in cash                    (887)             (6)            (54)           (866)
Cash, beginning of period                         2,210           1,368           1,377           2,228
Cash, end of period                        $      1,323    $      1,362    $      1,323    $      1,362

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

SOURCE  Innotrac Corporation
    -0-                             08/08/2005
    /CONTACT: Christine Herren, Senior Director and Controller of Innotrac Corporation, +1-678-584-4115, or cherren@innotrac.com /
    /Web site:  http://www.innotrac.com /

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